Worthington Enterprises Participating in Baird Global Industrial Conference Following Investor and Analyst Day

COLUMBUS, OHIO (October 22, 2026) – Worthington Enterprises Inc. (NYSE: WOR), a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences, today announced it will participate in next month’s Baird Global Industrial Conference in Chicago. President and Chief Executive Officer Joe Hayek and Vice President and Chief Financial Officer Colin Souza will share the company’s strategies for accelerating long-term growth and shareholder value by leveraging the proven Worthington Business System and its three pillars—innovation, transformation and M&A.

The presentation is scheduled for Thursday, November 12 at 1:35 p.m. ET. Individuals unable to attend the in-person event may register to watch virtually at this link. A replay of the session will be posted in the Investor Relations section of the Worthington Enterprises website.

2026 Investor and Analyst Day

Prior to the Baird Conference, Worthington Enterprises is hosting an Investor and Analyst Day in New York City on November 10 at 9:30 a.m. ET. Hayek and Souza, as well as Jimmy Bowes, president, Building Performance Solutions and Steve Caravati, president, Trade & Specialty Solutions, will provide an update on the company's strategy, financial performance and long-term growth opportunities.

Online participants should register at this link: https://worthington-enterprises-investor-day-2026-11-10.open-exchange.net. Investors and analysts interested in attending the in-person event should contact Marcus Rogier at marcus.rogier@wthg.com.

About Worthington Enterprises

Worthington Enterprises Inc. (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. Building Performance Solutions (formerly Building Products) delivers essential engineered products that enhance performance across residential and commercial buildings, including critical facilities such as data centers. Its products support building systems, and climate and comfort applications. The segment primarily serves OEMs and distributors. Trade & Specialty Solutions (formerly Consumer Products) includes market-leading brands used by professional tradespeople and consumers across tools, portable propane and helium and other specialty applications. The Worthington Enterprises portfolio includes Balloon Time®, Bernzomatic®, ClarkDietrich, Coleman® propane cylinders, Elgen, General®, HALO™, LEVEL5 Tools®, Ragasco®, Roof Hugger®, Well-X-Trol® and Worthington Armstrong Venture (WAVE), among others.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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